UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2022

Jacobs Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS Employer Identification No.)

1999 Bryan Street, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

As discussed below, effective August 29, 2022, Jacobs Solutions Inc., a Delaware corporation (the “Holding Company”), became the successor issuer to Jacobs Engineering Group Inc., a Delaware corporation (the “Predecessor”).

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Holding Company Reorganization

On August 29, 2022, the Predecessor completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which the Predecessor became a direct, wholly-owned subsidiary of a new public holding company, the Holding Company. The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.

In accordance with Section 251(g) of the DGCL, JSI Merger Sub Inc. (“Merger Sub”), a Delaware corporation and an indirect, wholly-owned subsidiary of the Predecessor, merged with and into the Predecessor, with the Predecessor surviving the merger as a direct, wholly-owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor, the Holding Company and Merger Sub, dated August 26, 2022 (the “Merger Agreement”).

At the effective time of the Merger and in connection with the Holding Company Reorganization, all outstanding shares of common stock of the Predecessor were automatically converted into identical shares of common stock of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders became stockholders of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization. In addition, at the effective time of the Merger, all outstanding equity-based awards under the Predecessor’s stock-based plans were converted to equity-based awards with respect to common stock of the Holding Company and otherwise remained subject to the same terms and conditions as were applicable to such awards immediately prior to the effective time.

Upon consummation of the Merger, the Holding Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Holding Company is the successor issuer to the Predecessor.

The foregoing description of the Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The executive officers and board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

Pursuant to the Merger Agreement, the Holding Company assumed all of the active stockholder-approved stock plans of the Predecessor and agreed to perform all of the Predecessor’s obligations under the 1999 Stock Incentive Plan (including equity-based awards outstanding thereunder that converted into equity-based awards with respect to common stock of the Holding Company in connection with the Merger) and the Executive Severance Plan, in which the Predecessor’s named executive officers participate, and the 1999 Ouside Director Stock Plan, in which certain of the Predessessor’s directors participate.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Prior to the date hereof, the Holding Company adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are substantively identical to the certificate of incorporation and bylaws of the Predecessor immediately prior to the Holding Company Reorganization, other than in respect of the name of the Holding Company. The Holding Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor’s capital stock immediately prior to the Holding Company Reorganization.

The Certificate and the Bylaws of the Holding Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

ITEM 8.01.	OTHER EVENTS

The common stock of the Holding Company commenced trading on the New York Stock Exchange on August 29, 2022 under the symbol “J”, under which the common stock of the Predecessor was previously listed and traded. The new CUSIP number for the shares of common stock will be 46982L 108. As a result of the Holding Company Reorganization, the common stock of the Predecessor will no longer be publicly traded.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 26, 2022, by and among Jacobs Engineering Group Inc., Jacobs Solutions Inc. and JSI Merger Sub Inc.

3.1	Amended and Restated Certificate of Incorporation of Jacobs Solutions Inc.

3.2	Amended and Restated Bylaws of Jacobs Solutions Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Solutions Inc.

Date: August 29, 2022	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President and Chief Financial Officer (Principal Financial Officer)